                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           COMMERCIAL METALS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           COMMERCIAL METALS COMPANY
                             7800 STEMMONS FREEWAY
                              DALLAS, TEXAS 75247
                            TELEPHONE (214) 689-4300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 27, 2000

     The Annual Meeting of Stockholders of Commercial Metals Company, a Delaware corporation ("Commercial Metals"), will be held in the Thompson Auditorium, Cityplace Center, 2711 North Haskell Avenue, Dallas, Texas, on January 27, 2000, at 10:00 a.m., Central Standard Time. If you are planning to attend the meeting in person, please check the appropriate space on the enclosed proxy card. A map is included on the back cover of the attached Proxy Statement. The meeting will be held for the following purposes:

          (1) To elect two persons to serve as Class II directors until the 2003 annual meeting of stockholders and until their successors are elected;

          (2) To approve the 1999 Non-Employee Director Stock Option Plan;

          (3) To approve the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending August 31, 2000; and

          (4) To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     Only stockholders of record on November 29, 1999, are entitled to notice of and to vote at the meeting or any adjournment or adjournments of the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE ON WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /S/ DAVID M. SUDBURY
                                                      DAVID M. SUDBURY
                                                 Vice President, Secretary
                                                    and General Counsel

Dallas, Texas
December 6, 1999

                           COMMERCIAL METALS COMPANY
                             7800 STEMMONS FREEWAY
                              DALLAS, TEXAS 75247
                            TELEPHONE (214) 689-4300

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD JANUARY 27, 2000

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Commercial Metals Company ("Commercial Metals") for use at the annual meeting of stockholders of Commercial Metals to be held on January 27, 2000, and at any and all adjournments of the meeting. The approximate date on which this proxy statement and accompanying proxy card are first being sent or given to stockholders is December 6, 1999.

     Shares represented by each proxy, if properly executed and returned to Commercial Metals prior to the meeting, will be voted as directed, but if not otherwise specified, will be voted for the election of the two Class II directors, for approval of the 1999 Non-Employee Directors Stock Option Plan and to ratify the appointment of Deloitte & Touche LLP as independent auditors, all as recommended by the board of directors. A stockholder executing the proxy may revoke it at any time before it is voted by giving written notice to the Secretary of Commercial Metals, by subsequently executing and delivering a proxy or by voting in person at the meeting (although attending the meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy).

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

     On November 29, 1999, the record date for determining stockholders entitled to vote at the annual meeting, there were outstanding 14,386,695 shares of common stock, par value $5.00 per share, not including 1,745,888 treasury shares. Each share of such stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the stockholders at the annual meeting of stockholders. The affirmative vote of a plurality of the shares of common stock present or represented at the meeting is required to elect the Class II directors, and the affirmative vote of a majority of the shares of common stock present or represented at the meeting is required to approve the 1999 Non-Employee Directors Stock Option Plan and to ratify the appointment of Deloitte & Touche LLP. Abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a negative vote on the proposals to approve the 1999 Non-Employee Directors Stock Option Plan and to ratify the appointment of Deloitte & Touche LLP. Broker non-votes have no effect on determining plurality.

                             PRINCIPAL STOCKHOLDERS


     As of the record date the only person, or groups of persons, known to Commercial Metals' management believed to own beneficially 5% or more of Commercial Metals' outstanding common stock was:



                                                    TYPE OF        OWNED        PERCENT
               NAME AND ADDRESS                    OWNERSHIP       SHARES       OF CLASS
               ----------------                    ---------      --------      --------
Moses Feldman                                     Beneficially    1,190,090(1)    8.3%
  P.O. Box 931
  Doylestown, PA 18901


---------------


(1) Based on filings with the Securities and Exchange Commission, which indicate the reporting person has sole voting power over 106,399 shares, sole dispositive power over 106,399 shares and shared dispositive and voting power over 1,083,691 shares.


                                   PROPOSAL I

                             ELECTION OF DIRECTORS


     Commercial Metals' restated certificate of incorporation divides the board of directors into three classes. The term of office of the Class II directors expires at this annual meeting of stockholders. The Class III directors will serve until the 2001 annual meeting of stockholders. The Class I directors will serve until the 2002 annual meeting of stockholders. Albert A. Eisenstat, Walter
F. Kammann, Anthony A. Massaro and Charles B. Peterson are currently serving as directors with terms ending at this annual meeting. Walter F. Kammann and Charles B. Peterson have decided not to stand for reelection having served since, respectively, 1969 and 1979. As a result, the directors have decided to reduce the size of the board to nine members and the number of Class II directors to two effective with the January 27, 2000, annual meeting. Albert A. Eisenstat and Anthony A. Massaro will stand for election as Class II directors for three-year terms of office expiring at the 2003 annual meeting and until their successors are duly elected. Mr. Eisenstat was previously elected by the stockholders. Mr. Massaro was elected to the board by the directors in May, 1999. Proxies cannot be voted for the election of more than two persons to the board at the meeting.



     The proxies named in the accompanying form of proxy have been designated by management. All nominees listed above are currently members of the board of directors. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for the person, if any, as may be designated by the board of directors. However, management has no reason to believe that any nominee will be unavailable.

     The following table sets forth information about the directors. All directors have been employed in substantially the same positions set forth for at least the past five years except for Messrs. Eisenstat, Massaro, Rabin and Womack. Mr. Eisenstat had been a director of and Executive Vice President and Secretary of Apple Computer, Inc. until his retirement in September, 1993. From June, 1996, until December, 1997, Mr. Eisenstat was a partner in Discovery Ventures LLC, a venture capital fund. Mr. Massaro has been employed with Lincoln Electric Holdings, Inc., or affiliates, since 1993. Mr. Massaro was elected Chairman in May 1997, having been President and Chief Executive Officer since November 1996. Prior to that time he served as President and Chief Operating Officer and Executive Vice President of international operations. Mr. Rabin was elected to the additional position of Chairman in March 1999. Mr. Womack joined Zurn Industries, Inc. in 1994 and was Chairman and Chief Executive Officer prior to its merger in 1998 with U.S. Industries. Mr. Womack has announced his retirement as Chairman of Zurn Industries, Inc. and Chief Executive of U.S. Industries Bath and Plumbing Products Group as of January, 2000.

                                    NOMINEES

                                                                               NUMBER OF SHARES
                                                                               OF COMMON STOCK
                                                                              BENEFICIALLY OWNED   PERCENT OF
                                                                 SERVED AS       DIRECTLY OR       OUTSTANDING
                    NAME, PRINCIPAL                              DIRECTOR      INDIRECTLY AS OF      COMMON
                OCCUPATION AND BUSINESS                   AGE      SINCE      NOVEMBER 29, 1999       STOCK
                -----------------------                   ---    ---------    ------------------   -----------
                                      CLASS II -- TERM TO EXPIRE IN 2003
Albert A. Eisenstat                                       69       1982               3,333               *
  Investments
Anthony A. Massaro                                        55       1999               1,000               *
  Chairman and Chief Executive Officer
  Lincoln Electric Holdings, Inc.

                         DIRECTORS CONTINUING IN OFFICE

                                     CLASS III -- TERM TO EXPIRE IN 2001
Moses Feldman                                             59       1976            238,399(1)         1.7%
  President, AeroMed, Inc.
Ralph E. Loewenberg                                       60       1971                 --(2)
  President, R. E. Loewenberg Capital
  Management Corporation
Stanley A. Rabin                                          61       1979            281,167(3)         2.0%
  Chairman, President and Chief Executive Officer,
  Commercial Metals Company
Marvin Selig                                              76       1964            144,441(3)         1.0%
  CMC Steel Group - Chairman and Chief Executive Officer
                                      CLASS I -- TERM TO EXPIRE IN 2002
A. Leo Howell                                             78       1977            112,804(3)            *
  Vice President, Commercial Metals Company;
  President, Howell Metal Company;
Dorothy G. Owen                                           64       1995            273,049            1.9%
  Former Chairman of the Board - Owen Steel Company,
  Inc.; Investments
Robert W. Womack                                          62       1999              4,000           *
  Chairman, Zurn Industries, Inc., subsidiary of U.S.
  Industries, Inc.

---------------

* Less than one percent.

(1) Excluding 690,641 shares owned of record by the Feldman Foundation, of which Moses Feldman is one of three voting trustees, 683,691 shares owned by the Marital Trust under the Jacob Feldman Revocable Trust Indenture of which Moses Feldman is one of four trustees and 268,000 of 400,000 shares owned by the Feldman Family Limited Partnership of which Moses Feldman is managing partner. Mr. Feldman disclaims beneficial ownership as to all shares held by the Feldman Foundation, the Marital Trust and 268,000 shares held by the Feldman Family Limited Partnership. See "Principal Stockholders" at page 2 for information concerning Mr. Feldman's ownership of common stock.



(2) Ralph E. Loewenberg is one of four trustees of the Marital Trust under the Jacob Feldman Revocable Trust Indenture which owns 683,691 shares. Ralph E. Loewenberg disclaims any beneficial interest as to such shares.


(3) Includes shares subject to options exercisable within sixty days by Mr. Rabin of 110,600 shares, Mr. Selig of 71,607 shares and Mr. Howell of 46,275 shares.


     As of November 19, 1999, all directors and officers as a group beneficially own 1,640,969 shares or 11% of outstanding common stock including 494,955 shares subject to options exercisable within sixty days but excluding shares owned by the Feldman Foundation, Marital Trust and 268,000 of the 400,000 shares owned by the Feldman Family Limited Partnership discussed in footnotes 1 and 2 above.


     Marvin Selig is the brother of Clyde P. Selig, an executive officer. There are no other family relationships among the directors, nominees and executive officers.


     Mr. Eisenstat is a director of SunGard Data Systems Inc., Business Objects S.A. and the Benham Group of Funds (part of American Century Funds). Mr. Massaro is a director of Lincoln Electric Holdings, Inc., Cleveland-Cliffs Inc. and Thomas Industries, Inc. Mr. Womack is a director of U.S. Industries, Inc.


           ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS


     Audit Committee. The board of directors has a standing audit committee which provides the opportunity for direct communications between the independent certified public accountants, the internal audit staff and the board. The audit committee meets with the certified public accountants and internal auditors periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the audit committee during fiscal 1999 were directors Eisenstat (Chairman), Feldman, Loewenberg, Owen, Peterson and since May, 1999, Womack. During the fiscal year ended August 31, 1999, the audit committee met four times to review the scope and results of the annual audit, to consider the engagement of the Company's auditors for the fiscal year ending August 31, 2000, and to review various matters with regard to financial controls, procedures and internal audit reports.



     Compensation Committee. The board of directors also has a standing compensation committee that provides recommendations to the board regarding compensation for executive officers of the Company including issuance of stock options. During 1999 the compensation committee consisted of directors Loewenberg (Chairman), Eisenstat, Feldman, Peterson and since May 1999, Massaro. The compensation committee may periodically retain a consulting firm specializing in compensation matters to advise the compensation committee. The compensation committee met once during the fiscal year ended August 31, 1999, to establish salaries and bonuses for executive officers, and to review compensation policies.



     Executive Committee. The executive committee consists of Messrs. Howell (Chairman), Rabin and Selig. Under Commercial Metals' bylaws, the executive committee is endowed, during the intervals between the meetings of the directors, with all of the powers of the directors in the management and control of the business. The executive committee meets periodically between meetings of the board of directors.



     The board of directors does not have a nominating committee because the board as a whole functions in this capacity. During the fiscal year ended August 31, 1999, the entire board of directors met eight times, of which six were regularly scheduled meetings and two were special meetings. All incumbent directors attended at least seventy-five percent or more of the meetings of the board of directors and of the committees of the board on which they served.

     Compensation of Non-employee Directors. Directors Eisenstat, Feldman, Kammann, Loewenberg, Massaro, Owen, Peterson and Womack were paid an annual retainer fee of $22,000 per year and $1,200 for each board meeting or $600 for each committee meeting they attended during the 1999 calendar year. Effective January 1, 2000 the annual retainer will be increased to $27,000 per year. Chairmen of the audit and compensation committees receive an additional payment of $1,500 per year. The directors are also reimbursed for reasonable expenses of attending meetings. No employee of the Company receive additional compensation for serving as a director. Upon his retirement from employment by the Company and subsidiary on September 1, 1993, Mr. Kammann and the Company entered into a consulting agreement, providing for payment of 84,000 Swiss Francs (approximately $54,000) per year plus reimbursement of expenses incurred in the performance of consulting work for Commercial Metals.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and beneficial owners of more than 10% of Commercial Metals' common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Commercial Metals. Based solely upon its review of the copies of such forms received by it or written representations that no Form 5's were required from reporting persons, Commercial Metals believes that all such reports were submitted on a timely basis during the year ended August 31, 1999 except for one late filing by Dorothy G. Owen to report her indirect beneficial ownership as a co-trustee in an exempt transaction.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid during each of the last three fiscal years to the Company's Chief Executive Officer and the four remaining most highly compensated executive officers of the Company, based on salary and bonus earned during fiscal year 1999.

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL             LONG-TERM
                                                      COMPENSATION         COMPENSATION
                                                    -----------------   ------------------
                                           FISCAL   SALARY     BONUS     AWARDS OF STOCK        ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR      ($)       ($)     OPTION/SARS(#)(1)    COMPENSATION($)
-----------------------------------------  ------   -------   -------   ------------------   ---------------
Stanley A. Rabin.........................   1999    420,000   490,000              0              78,639(2)
  Chairman, President and                   1998    405,000   590,000         11,200              85,748
  Chief Executive Officer                   1997    405,000   470,000         14,000              75,488
Marvin Selig.............................   1999    370,000   433,589              0              67,926(2)
  CMC Steel Group -                         1998    355,000   600,000          8,800              89,682
  Chairman and Chief Executive Officer      1997    355,000   495,000         11,000              67,460
A. Leo Howell............................   1999    320,000   485,000              0              79,766(2)
  Vice President; President -               1998    305,000   380,000          6,800              62,385
  Howell Metal Company                      1997    305,000   350,000          8,500              56,120
Clyde P. Selig(3)........................   1999    305,934   301,066              0              70,469(2)
  Vice President; CMC Steel Group -         1998    297,024   408,006          8,500             102,542
  President and Chief Operating Officer     1997    289,780   341,760         10,919              45,322
David M. Sudbury(4)......................   1999    250,000   350,000              0              51,698(2)
  Vice President, Secretary                 1998    235,000   262,000          7,000              49,886
  and General Counsel                       1997    235,000   217,500          7,500              46,894

---------------

(1) No options or SARs were awarded in 1999 to executive officers. The 1997 and 1998 awards were granted under the Company's 1996 Long-Term Incentive Plan. The exercise price is 100% of the market value of such share on the date granted. Although the Plan provides for the granting of stock appreciation rights, performance awards and incentive stock options qualified under sec.422A of the Internal Revenue Code, none have been made and each of the awards shown represent stock options which do not qualify under sec.422A. The options are exercisable one half at one year from grant date and the second half two years from grant date and expire seven years from grant date. All options may vest earlier upon a change in control of the Company as defined in the plan.

(2) The compensation reported represents Company contributions to and forfeitures allocated to the account of the recipient under the Commercial Metals Companies Profit Sharing and 401(k) Plan or, in the case of Marvin Selig and Clyde P. Selig, the Structural Metals, Inc. Profit Sharing and 401(k) Plan and contributions to the account of the recipient pursuant to the Company's Benefit Restoration Plan, a non-qualified plan for certain executives of the Company and subsidiaries. All of the amounts reported are fully vested in the recipient. The compensation for the named executive officers for fiscal year 1999 includes contributions to the Benefit Restoration Plan by the Company into a trust for the benefit of the recipients in the following amounts: Mr. Rabin - $64,648; Mr. Marvin
     Selig - $67,926; Mr. Howell - $65,775; Mr. Clyde Selig - $62,969; and Mr. Sudbury - $37,707.

(3) Mr. Clyde P. Selig is the beneficial owner of 120,271 shares of common stock including 65,713 subject to options exercisable within sixty days, or less than 1% of the outstanding common stock.

(4) Mr. Sudbury is the beneficial owner of 77,100 shares of common stock including 30,500 subject to options exercisable within sixty days, or less than 1% of the outstanding common stock.

     The following table provides information concerning the exercise of options during fiscal 1999 and unexercised options held as of August 31, 1999, for the executive officers included in the summary compensation table.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                  UNEXERCISED                  IN-THE-MONEY
                                                                 OPTIONS/SARS                 OPTIONS/SARS AT
                                SHARES                          AT FY-END(#)(1)               FY-END($)(1)(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Stanley A. Rabin............         0              0       110,600        20,600        $628,918        $54,238
Marvin Selig................         0              0        71,607         4,400         445,184          3,575
A. Leo Howell...............     8,666        115,772        46,275         3,400         228,899          2,763
Clyde P. Selig..............    17,266        209,402        65,713         4,250         399,614          3,453
David M. Sudbury............         0              0        30,500         3,500         102,215          2,844

---------------

(1) Amounts set forth in the table reflect the number and value of shares and options only as no stock appreciation rights (SARs) have been awarded.

(2) The amounts shown represent the difference between the market value of Commercial Metals common stock on August 31, 1999, of $30.625, and the exercise price of such options.

                                PENSION BENEFITS

     Substantially all employees of Commercial Metals and its domestic subsidiaries, participate in one of three profit sharing and 401(k) plans, all defined contribution plans. Commercial Metals has no defined benefit pension plan. As a result of changes in benefit levels and termination of the Structural Metals, Inc. defined benefit plan in 1998, the compensation committee has approved an additional non-qualified retirement benefit for Marvin Selig. The sum of $1,000,000 plus interest at a rate equal to the three year U.S. Treasury Note accrued and compounded monthly from November 1, 1999, will be paid to Marvin Selig fifteen days following his retirement on or before December 31, 2004.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the compensation committee concerning compensation policies applicable to Commercial Metals' twelve executive officers and the basis for Mr. Rabin's compensation, as Chief Executive Officer, for fiscal year ended August 31, 1999. The compensation committee during fiscal 1999 was comprised of non-employee directors, Messrs. Ralph E. Loewenberg (Chairman), Albert A. Eisenstat, Moses Feldman, Charles B. Peterson and since May, 1999, Anthony Massaro.

OVERALL OBJECTIVES AND STRATEGY

     In determining total compensation levels for executive officers, the compensation committee evaluates financial results (including profit before taxes, return on net assets and cash flow), the potential for future earnings growth, individual performance contributions, group and division operating performance. Although the committee has not considered it necessary to do so the last three years, it has in the past utilized a compensation consultant to review and report on levels and practices at comparable companies. The companies in this review when last conducted included the S&P Steel Industry Group, as well as 10 additional companies in the steel minimill or metals industry. The committee plans to engage a compensation consultant during the 2000 fiscal year to review compensation policies.

     In 1980 Commercial Metals adopted an executive total compensation strategy that places a significant portion of annual cash bonus at risk. This strategy combines competitive base salaries, the opportunity for above average annual cash bonuses, and moderate long-term equity incentive opportunities. The number of shares subject to options granted to executive officers has been limited and is less than levels at the comparable companies described above. The annual focus of the executive compensation strategy is consistent with the highly cyclical nature of Commercial Metals' business, which is characterized by wide periodic swings in steel and metal prices. The compensation committee reviews information prepared or compiled by employees of Commercial Metals, confers with independent executive compensation consultants when it considers necessary and makes decisions based on the business experience of each compensation committee member.

CASH COMPENSATION

     Base Salary. Executive officers are compensated within salary ranges that generally are competitive with ranges for similar positions in companies of comparable size and complexity to Commercial Metals. The actual salary of each officer is based on individual contribution and is in keeping with Commercial Metals' total compensation strategy described above.

     Bonus. The compensation committee recommends to the board of directors annual cash bonuses for executive officers, based upon the compensation strategy described above. Fiscal 1999 was a year of record net income and earnings per share despite challenging market conditions. The committee determined that although several division and individual contributions were superior to excellent, others were below expectations. Several factors including unusual expense and income items render year-to-year comparisons difficult for bonus determinations. As a result the aggregate bonus paid executive officers for 1999 performance decreased approximately 7% from the 1998 aggregate amount despite the addition of one officer to the group. The committee believes bonus levels have been consistent with overall results which saw net earnings increase approximately 10% and diluted earnings per share increase 14% in 1999 compared to 1998.

LONG-TERM COMPENSATION

     Equity-Based. No stock option grants were issued to executive officers during fiscal 1999. Given the relatively large number of employees who have in prior years received stock option grants, the number of shares subject to grants to executive officers has been substantially below levels at the comparable companies described above. Separate option share pools for corporate employees and each operating group and division are established pursuant to a formula based on total salaried employee counts for the previous year, and cash flow, total assets and return on net assets for the preceding five years. An additional option pool for the three executive committee members is also established, which has been generally 7% to 10% of the total shares set aside for all participants over the past three years. Periodic grants are made from pools based on a subjective evaluation of each executive's responsibilities, sustained performance contributions and ability to influence long-term growth and profitability. The compensation committee believes equity-based incentives align stockholder interest with compensation levels and will continue periodic grants, usually each year, as considered appropriate.

     Retirement Benefits. Commercial Metals has no defined benefit pension plans. The only long-term compensation retirement plans for employees in the United States are now defined contribution profit sharing and 401(k) plans. As the result of concern about limitations mandated by federal tax law and regulations which have limited defined contribution plan retirement benefits of more highly compensated employees, including executive officers, the board in 1996 approved the Benefit Restoration Plan, a non-qualified plan for certain executives subject to reduced benefits. Following each year-end Commercial Metals contributes to a trust created under the Benefit Restoration Plan an amount equal to the additional contribution which the participant would have received under the profit sharing and 401(k) plan had the executive's benefit not been reduced. Payments made to the Benefit Restoration Plan for the benefit of participants, including executive officers, vest under the same terms and conditions as the relevant profit sharing and 401(k) plan. The compensation committee believes this means of restoring a reasonable level of retirement benefits for executive officers and other key employees is an important element in the long-term compensation program. The committee has authorized the additional non-qualified retirement benefit for Marvin Selig described under Pension Benefits on page 7.

CEO COMPENSATION

     Mr. Rabin's salary is set annually by the compensation committee and is based on similar positions in the comparable companies described above. Mr. Rabin's annual bonus is based on the same factors considered for other members of the executive officer group. Mr. Rabin's salary for fiscal 1999 was set at $420,000, an increase of $15,000 from the 1997 and 1998 level. Mr. Rabin's bonus decreased to $490,000, a reduction of 17% from the 1998 bonus due to income considered by the Committee attributable to non-operating items and continued disappointing results in certain operations. Mr. Rabin's salary was increased by $10,000 to $430,000 effective with the start of fiscal 2000. Mr. Rabin did not receive an option grant in fiscal 1999.

CONCLUSION

     The compensation committee believes that current total compensation arrangements are reasonable and competitive. The compensation and executive committee believe fiscal year 1999 compensation for executive officers is consistent with current compensation philosophy and reflects corporate performance. The compensation committee continues to monitor the anticipated federal tax treatment to Commercial Metals and executive officers of various payments and benefits, and in particular the limitations on deductibility of compensation under Section 162(m) of the Internal Revenue Code. This limitation has not impacted Commercial Metals to date. The committee may not in all circumstances limit executive compensation to that which is deductible under
Section 162(m) of the Internal Revenue Code. The compensation committee shall continue to monitor and administer compensation programs for executive officers and will consider the compensation review to be conducted during 2000 in establishing future policies.

                                          COMPENSATION COMMITTEE
                                          Ralph E. Loewenberg (Chairman)
                                          Albert A. Eisenstat
                                          Moses Feldman
                                          Anthony A. Massaro
                                          Charles B. Peterson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                           IN COMPENSATION DECISIONS

     Messrs. Loewenberg, Eisenstat, Feldman, Massaro and Peterson are the members of the compensation committee.

     Commercial Metals has historically made charitable contributions of a portion of consolidated earnings, generally totalling 5% or less to various charitable entities, including the Feldman Foundation, a private charitable foundation exempt from federal income tax under Internal Revenue Code sec.501(c)(3). The Feldman Foundation is the record and beneficial owner of 690,641 shares of the Commercial Metals' common stock. Director Moses Feldman and brothers, Robert L. Feldman and Dr. Daniel E. Feldman, are trustees of the Feldman Foundation.

                            STOCK PERFORMANCE GRAPH


     The following graph compares the cumulative total return of Commercial Metals' common stock during the five year period beginning August 31, 1994, and ending August 31, 1999, with the Standard & Poor's 500 Composite Stock Price Index also known as the "S&P 500" and the Standard & Poor's Steel Industry Group Index also known as the "S&P Steel Group". Each index assumes $100 invested at the close of trading August 31, 1994, and reinvestment of dividends.


                                                    COMMERCIAL METALS
                                                         COMPANY                     S&P 500                 S&P STEEL GROUP
                                                    -----------------                -------                 ---------------
1994                                                     100.00                      100.00                      100.00
1995                                                     107.52                      121.45                       75.62
1996                                                     116.65                      144.19                       65.21
1997                                                     121.16                      202.81                       83.72
1998                                                      97.67                      219.22                       51.61
1999                                                     125.14                      306.12                       72.89

                                  PROPOSAL II


      PROPOSAL TO APPROVE THE 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

GENERAL


     The board of directors adopted the 1999 Non-Employee Director Stock Option Plan effective as of November 22, 1999. The plan is subject to the approval of Commercial Metals' stockholders. Commercial Metals is seeking stockholder approval of this plan to comply with the requirements of the New York Stock Exchange. The plan provides for the following grants of options to purchase Commercial Metals' common stock:


     - Each year, non-employee directors will receive a stock option covering 1,500 shares of Commercial Metals' common stock.


     - Non-employee directors may elect each year to receive all or some of their annual retainer fee, which will be $27,000 effective January 1, 2000, in the form of stock options.



On November 29, 1999 the closing price for a share of Commercial Metals' common stock was $32.4375.


     The following is a brief summary of the key features of the 1999 Non-Employee Director Stock Option Plan. The full text of the plan is attached to this proxy statement as Appendix A.

PURPOSE AND ELIGIBILITY

     The 1999 Non-Employee Director Stock Option Plan is intended to attract and retain non-employee directors and more closely align their interests with the interests of Commercial Metals' stockholders. As of the annual meeting Commercial Metals will have six outside directors who are eligible to participate in the plan.

ADMINISTRATION OF THE 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The 1999 Non-Employee Director Stock Option Plan will be administered by a committee that consists of at least two "non-employee directors", as defined in Rule 16b-3 under the Securities Exchange Act of 1934. Any member of the committee may be removed at any time, with or without cause, by resolution of the board of directors. In addition, the board of directors may fill any vacancies on the committee. The committee has full discretion to interpret the plan, to make or rescind any rules it deems advisable in the administration of the plan and to take all other actions advisable to administer the plan. The committee does not have discretion to select participants or to determine the time at which awards will be granted. The committee does not have authority to take any action to materially increase the benefits accruing to participants under the plan.

NUMBER OF SHARES ISSUABLE

     The maximum number of shares of common stock authorized for issuance under the 1999 Non-Employee Director Stock Option Plan is 200,000, subject to adjustment for stock splits and similar events. Commercial Metals may issue shares from either authorized but unissued common stock or common stock held by Commercial Metals in its treasury. Shares of common stock subject to stock options that are forfeited, terminated, settled in cash in lieu of common stock or that expired unexercised are available for grants under the plan.

AUTOMATIC YEARLY STOCK OPTION GRANTS

     Under the 1999 Non-Employee Director Stock Option Plan, each outside director, when elected at an annual meeting, will automatically receive an option to purchase 1,500 shares of common stock. Each person who becomes an outside director on a date after an annual meeting will receive a pro-rated grant of stock options based on the number of days the outside director serves until the next annual meeting.

     The stock option may be exercised on the first anniversary of the date of grant for one half of the number of shares covered by the option, and the stock option may be exercised on the second anniversary for the remaining one half of the shares. When a non-employee director terminates service as a director, the unvested portion of a stock option is forfeited.

     The vesting period will accelerate upon a change of control of Commercial Metals or the termination of the non-employee director's service as a director because of death or disability. "Change of Control" is defined as the occurrence of any of the following events: (1) a consolidation, merger or share exchange in which Commercial Metals does not survive or in which shares of common stock would be converted into cash, securities or other property, unless Commercial Metals' stockholders retain the same proportionate common stock ownership in the surviving company after such transaction, (2) a sale, lease, exchange or other transfer of all or substantially all of Commercial Metals' assets, (3) the approval by Commercial Metals' stockholders of a plan to dissolve or liquidate Commercial Metals, (4) the termination of control of Commercial Metals by directors in office as of the effective date of the plan and their successors approved in accordance with the terms of the plan, by virtue of their ceasing to constitute a majority of the entire board of directors, (5) the acquisition of beneficial ownership of 15% of the voting power of Commercial Metals' outstanding voting securities, subject to specified exceptions applicable to Moses Feldman, who is a director, and some of his family members and their affiliates, or (6) the appointment of a trustee in a bankruptcy proceeding involving Commercial Metals.

ELECTION TO RECEIVE OPTIONS IN LIEU OF RETAINER FEES

     The 1999 Non-Employee Director Stock Option Plan also provides that each outside director may make an irrevocable annual election to receive part or all of his retainer fees in the form of a stock option to purchase shares of common stock. If an outside director elects to receive a stock option in lieu of a retainer fee, the date of grant of the stock option will be the date of the annual meeting of stockholders following the year covered by the election. Options received in lieu of retainer fees are fully vested on the date of grant.

     The number of shares of common stock covered by an option will be determined by dividing the amount of fees to be converted to options by the value of an option. The option value is calculated by using a formula known as the Black-Scholes valuation model. The Black-Scholes method is a commonly used stock option valuation model that uses the fair market value of the stock on the date of grant, the option exercise price, the option term, the risk-free rate of return, stock volatility and dividend yield to estimate the value of a stock option. For example, an election to defer the entire retainer, which is currently $22,000, would result in an option for 4,000 shares being granted if the Black-Scholes value was $5.50 per option share.

STOCK OPTION AGREEMENTS

     Each grant of stock options must be evidenced by a stock option agreement that sets forth the total number of shares subject to the stock option, the option exercise price, the term of the option, the vesting schedule, and any other terms and provisions approved by the committee that are consistent with the plan.

EXERCISE OF OPTIONS

     The exercise price for any share of common stock that may be purchased under a stock option is the market price of the common stock on the date of grant. On the date that the participant exercises a stock option, the participant may pay the exercise price in cash, check, bank draft or money order, with shares of Commercial Metals' common stock owned by the participant on the exercise date, by use of a "cashless exercise" procedure with a broker who loans the exercise price to the participant, or in another form of payment acceptable to the committee.

     Cash proceeds from the sale of common stock pursuant to the exercise of stock options under the 1999 Non-Employee Director Stock Option Plan will be added to the general funds of Commercial Metals and used for general corporate purposes.

ASSIGNMENT OF OPTIONS; RESTRICTIONS

     Stock options may be assigned by non-employee directors to family members and related entities, subject to specified conditions. After the assignment, any applicable vesting period or termination event will continue to be determined by reference to the non-employee director. In other words, a termination of service of a non-employee director will terminate an assigned stock option according to the termination provisions summarized below under "Termination and Forfeiture". Under current tax rules, the director remains responsible for any income tax liability resulting from the exercise of an assigned option. Stock options may also be assigned under a will or intestacy laws. Any other assignment of a stock option is prohibited.

     The granting and exercise of stock options and Commercial Metals' obligations to sell and deliver common stock under the stock options are subject to all applicable foreign and United States laws, rules and regulations, and to required approvals on the part of any governmental agencies, stock exchanges or transaction reporting systems.

TERMINATION AND FORFEITURE

     Each stock option will terminate on the earliest of:

     - the seventh anniversary of the date of grant;

     - one year after the non-employee director's termination of service as a director by reason of death or disability;

     - two years after the non-employee director's termination of service as a director by reason of retirement after age 62; and

     - 30 days after the non-employee director's termination of service as a director for any other reason.

     The plan terminates January 31, 2010. Stock options granted before the plan terminates will continue to be effective according to their terms.

ADJUSTMENTS

     If an increase or decrease in the number of issued and outstanding shares of common stock occurs through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of common stock, then the plan provides that an appropriate adjustment will be made in the maximum number of shares of common stock then subject to being awarded under grants pursuant to the 1999 Non-Employee Director Stock Option Plan. The committee also will make appropriate and proportionate adjustments to outstanding stock options.

     If Commercial Metals is the surviving or resulting corporation in a merger, consolidation or share exchange, each holder of stock options granted under the 1999 Non-Employee Director Stock Option Plan will be entitled to exercise the option and receive the same securities or rights as if the option holder had held the shares of common stock that the option entitled the option holder to purchase. If Commercial Metals is not the surviving or resulting corporation in a merger, consolidation or share exchange, the holder of stock options granted under the 1999 Non-Employee Director Stock Option Plan will be entitled to receive, as a substitute for outstanding stock options, the number of shares or amount of cash, property or assets of the surviving or resulting company that the option holder would have received if the option holder had owned the Commercial Metals' common stock that the option entitled the option holder to purchase.

     If Commercial Metals makes a partial distribution of its assets in the nature of a partial liquidation, except for certain cash dividends, then the exercise prices of outstanding stock options will be reduced in proportion to the percentage reduction in the tangible book value of the shares of the common stock as a result of the distribution.

AMENDMENT OF THE PLAN

     The board of directors may at any time without the consent of the participants suspend or discontinue the 1999 Non-Employee Director Stock Option Plan in whole or in part. The board of directors may amend the plan without the consent of the stockholders, unless the board considers stockholder approval to be necessary or advisable to comply with tax or securities laws or with other applicable laws, policies or regulations. The New York Stock Exchange is currently considering adopting a rule that would specify when stockholder approval would be necessary for stock option plan amendments. Unless required by law, the board of directors may not take any action that would adversely affect any rights of option holders or obligations of Commercial Metals to option holders without the consent of the option holder.

FEDERAL INCOME TAX ASPECTS OF THE PLAN

     Commercial Metals will not in most instances realize federal income tax consequences when it grants a stock option under the plan. However, upon exercise of a stock option, the plan participant will recognize income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and Commercial Metals will be entitled to a corresponding deduction.

     For purposes of determining gain or loss realized upon a subsequent sale or exchange of these shares, the participant's tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the participant upon exercise of the option. Any gain or loss realized by a participant on disposition of these shares generally will be a long-term capital gain or loss if the shares have been held as a capital asset for at least one year and will not result in any tax deduction to Commercial Metals.

NEW PLAN BENEFITS


     The size of all of the option grants under the plan cannot be determined until the option grants are made in accordance with the plan. If the plan had been in effect during calendar year 1999 and all outside directors had received an automatic grant of options, the following table shows the dollar value of the options, and the number of shares subject to the options that would have been granted.



                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



                                                               DOLLAR
NAME AND POSITION                                             VALUE(1)   NUMBER OF UNITS(2)
-----------------                                             --------   ------------------
Albert A. Eisenstat -- Director.............................  $ 8,250          1,500
Moses Feldman -- Director...................................    8,250          1,500
Ralph E. Loewenberg -- Director.............................    8,250          1,500
Anthony A. Massaro -- Director..............................    8,250          1,500
Dorothy G. Owen -- Director.................................    8,250          1,500
Robert W. Womack -- Director................................    8,250          1,500
All current executive officers (as a group).................       --             --
All current directors who are not also executive officers
  (as a group)..............................................   49,500          9,000
All employees, including non-executive officers (as a
  group)....................................................       --             --


---------------


(1) Based on an assumed Black-Scholes value per option share of $5.50 which is the approximate average of the Black-Scholes values for similar term option shares at the end of Commercial Metal's last two fiscal years.



(2) If an outside director elected to take a stock option in lieu of the entire retainer fee, which effective January 1, 2000 will be $27,000 per year, the outside director would receive an additional option for 4,910 shares based on an assumed Black-Scholes value per option share of $5.50.



VOTE REQUIRED



     The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to adopt the plan.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE
PLAN.

                                  PROPOSAL III

                    RATIFICATION OF APPOINTMENT OF AUDITORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

     The board of directors has appointed Deloitte & Touche LLP as the independent auditors for the fiscal year ending August 31, 2000, subject to stockholder ratification. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                                    GENERAL

     The annual report to stockholders covering fiscal year 1999 has been mailed to stockholders with this mailing or previously. The annual report does not form any part of the material for the solicitation of proxies.

     Pursuant to the rules of the Securities and Exchange Commission, a proposal to be presented by a stockholder at the 2001 annual meeting must be received by Commercial Metals at its principal executive offices no later than August 7, 2000.

     The expense of solicitation of proxies will be borne by Commercial Metals. In addition to solicitation by mail, directors, officers and employees of Commercial Metals may solicit proxies personally or by telephone or facsimile. Commercial Metals will request brokers, dealers or other nominees to send proxy material to and obtain proxies from their principals and will, upon request, reimburse such persons for their reasonable expenses.

                                 OTHER BUSINESS

     Management knows of no other matter that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

                                            By Order of the Board of
                                            Directors,

                                            /s/ DAVID M. SUDBURY
                                                 DAVID M. SUDBURY
                                             Vice President, Secretary
                                                and General Counsel

December 6, 1999

                                                                      APPENDIX A

                           COMMERCIAL METALS COMPANY

                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Commercial Metals Company 1999 Non-Employee Director Stock Option Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Commercial Metals Company, a Delaware corporation (hereinafter called the "Company"), effective as of November 22, 1999.

                                   ARTICLE 1

                                    PURPOSE

     The purpose of the Plan is to attract and retain Outside Directors of Commercial Metals Company and to provide such persons with a proprietary interest in the Company through the issuance of Common Stock that will

          (a) increase the interest of such persons in the Company's welfare;

          (b) furnish an incentive to such persons to continue their services for the Company; and

          (c) provide a means through which the Company may attract able persons as directors.

                                   ARTICLE 2

                                  DEFINITIONS

     For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     2.1 "Black-Scholes Value" means the value of a Stock Option granted under the Plan to purchase one share of Common Stock determined pursuant to the option pricing model commonly known as the Black-Scholes method.

     2.2  "Board" means the board of directors of the Company.

     2.3 "Change of Control" means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "Continuing Directors") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 15% of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act), provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (w) Daniel
E. Feldman, Moses Feldman, Robert L. Feldman, or Sara B. Feldman (the "Feldmans"), or any of his or her affiliates, so long as the Feldmans and their affiliates do not beneficially own an aggregate of 25% or more of the shares of Common Stock then outstanding,
(x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7. Under sub-clause (w) of clause (v) of the preceding sentence, if a person or entity is an affiliate of one or more of the Feldmans and of another person or entity, such sub-clause (w) shall not serve to exempt such other person or entity in determining whether a Change of Control has occurred.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the committee appointed or designated by the Board to administer the Plan in accordance with ARTICLE 3 of this Plan.

     2.6 "Common Stock" means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

     2.7 "Company" means Commercial Metals Company, a Delaware corporation, and any successor entity.

     2.8 "Date of Grant" means the effective date on which a Stock Option is awarded to an Outside Director as set forth in the applicable Stock Option Agreement in accordance with the terms of the Plan.

     2.9 "Election Form" means a form approved by the Committee pursuant to which an Outside Director elects a method of payment of Fees.

     2.10 "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company or any Subsidiary of the Company.

     2.11 "Fair Market Value" means, as of a particular date, the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

     2.12 "Fees" means the cash retainer payable by the Company to an Outside Director for service as an Outside Director of the Company, as such amount may be changed from time to time.

     2.13 "Optioned Shares" means the full shares of Common Stock which a Participant may purchase pursuant to the exercise of a Stock Option granted pursuant to this Plan.

     2.14 "Option Period" means the period during which a Stock Option may be exercised.

     2.15 "Option Price" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

     2.16 "Options Election Period" means the period beginning on October 1(st) (or, with respect to the first full calendar year during the term of the Plan, November 22, 1999) of each year during the term of the Plan and ending on the following December 31(st), or such other time period designated by the Committee, during which Outside Directors may elect to receive Stock Options as payment of some or all of their Fees. If a person becomes an Outside Director on or after January 1(st) but before October 1(st), including a person serving as a director and an Employee who becomes an Outside Director because such director's employment with the Company terminates during such period, the Options Election Period for such person for that year shall commence on the date such person first becomes an Outside Director and end 30 days thereafter.

     2.17 "Outside Director" means a director of the Company who is not an Employee.

     2.18  "Participant" shall mean an Outside Director of the Company.

     2.19 "Plan" means this Commercial Metals Company 1999 Outside Director Stock Option Plan, as amended from time to time.

     2.20 "Plan Year" means a yearly period during the term of the Plan beginning on the date of the Company's annual meeting of stockholders and ending on the day before the Company's next annual meeting of stockholders.

     2.21 "Retirement" means Termination of Service as a Director at or after attaining age 62.

     2.22 "Stock Option" means a non-qualified option to purchase Common Stock granted under the Plan.

     2.23 "Stock Option Agreement" means a written agreement between a Participant and the Company which sets out the terms of the grant of a Stock Option.

     2.24 "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

     2.25 "Termination of Service as a Director" occurs when a Participant who is an Outside Director of the Company shall cease to serve as a director of the Company for any reason.

     2.26 "Total and Permanent Disability" means that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties as a director for a period of six (6) continuous months, as determined in good faith by the Committee.

                                   ARTICLE 3

                                 ADMINISTRATION

     The Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall consist of not fewer than two persons, each of whom must be a "Non-Employee Director", as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as such rule now exists or may hereafter be amended. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     The Committee shall select one of its members to act as its Chairman and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and
(iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Outside Directors to receive awards under the Plan or the time at which any such awards are to be granted, and provided further, that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to Participants under the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

                                   ARTICLE 4

                         ELIGIBILITY; GRANT OF OPTIONS

     4.1 Automatic Grant of Options. On the first day of every Plan Year, each Outside Director serving as such on that date shall automatically be granted a Stock Option to purchase one thousand five hundred (1,500) shares of Common Stock on such date, without further action by the Committee.

     If a person becomes an Outside Director during a Plan Year on a date after the first day of a Plan Year, including a person serving as a director and an Employee who becomes an Outside Director because such director's employment with the Company terminates during such Plan Year, such Outside Director shall automatically be granted a Stock Option to purchase that number of shares of Common Stock equal to 1,500 multiplied by a fraction, the numerator of which shall be the number of days until the end of such Plan Year and the denominator of which shall be the total number of days in such Plan Year. In the event that such calculation would result in a fractional share being subject to a Stock Option, the number of shares that may be purchased under such Stock Option shall be rounded up to the next whole number of shares. Stock Options granted under this paragraph shall automatically be granted on the date such person becomes an Outside Director, without further action by the Committee.

     4.2 Election to Receive Stock Options in Lieu of Cash Fees. A Participant may elect to receive all or part of the Fees otherwise payable to him or her during a calendar year in the form of a Stock Option to purchase the number of shares of Common Stock determined as set forth below in this Section 4.2. An Outside Director who wishes to receive Fees for a calendar year in the form of a Stock Option must irrevocably elect to do so by delivering a valid Election Form during the Options Election Period to the Secretary of the Company or such other person as the Committee may designate. An Outside Director's timely election to receive a Stock Option in lieu of cash Fees under this Section 4.2 will be effective as of the first day of the calendar year covered by the Election Form. Elections to receive Stock Options in lieu of cash Fees are irrevocable and shall be valid only for the calendar year covered by such election. The Date of Grant for Stock Options granted under this Section 4.2 will be the first day of the Plan Year immediately following the calendar year covered by the Election Form.

     The Committee shall cause to be calculated the Black-Scholes Value as of the first day of the Plan Year immediately following the calendar year covered by the Election Form. The Committee shall have complete discretion to assign such values to the factors utilized in the calculation of the Black-Scholes Value as the Committee deems appropriate. The Committee may, but shall not be required to, use the services of Employees, consultants or other agents to assist the Committee in calculating the Black-Scholes Value. The number of shares subject to a Stock Option granted pursuant to this Section 4.2 shall be the number of whole shares equal to (i) the dollar amount of the Fees earned by the Outside Director that the Outside Director elected to receive in the form of a Stock Option divided by (ii) the Black-Scholes Value. In determining the number of Optioned Shares, any fraction of a share will be rounded up to the next highest whole number of shares.

     For example:

          Assume that an Outside Director has elected to receive $5,000 of his or her Fees in the form of a Stock Option and that the Black-Scholes Value was determined to be $10. The Outside Director would be granted a Stock Option to purchase 500 shares of Common Stock as payment of the $5,000 compensation, calculated as follows: $5,000 divided by $10 = 500 shares.

     4.3  Vesting; Time of Exercise.

          (a) Stock Options granted pursuant to Section 4.1 will be exercisable in the following cumulative installments:

        First Installment: A Stock Option will be exercisable for up to 50% of the Optioned Shares (rounded down so that no fractional share is exercisable) at any time following the first anniversary of the Date of Grant.

        Second Installment: A Stock Option will be exercisable for the remainder of the Optioned Shares not exercisable in the first installment at any time following the second anniversary of the Date of Grant.

          Notwithstanding the foregoing, the vesting of installments under Stock Options granted pursuant to Section 4.1 shall automatically accelerate and the Stock Options shall be exercisable in full upon (i) the Participant's death, (ii) the Participant's Termination of Service as a Director as a result of Total and Permanent Disability, or (iii) the occurrence of a Change of Control. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

          (b) Stock Options granted pursuant to Section 4.2 will be fully vested and exercisable on the Date of Grant.

     4.4 Stock Option Agreement. The grant of a Stock Option shall be evidenced by a Stock Option Agreement setting forth the total number of shares of Common Stock subject to the Stock Option, the Option Price, the maximum term of the Stock Option, the Date of Grant, and such other terms and provisions as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute a Stock Option Agreement with a Participant promptly after the Date of Grant of the Stock Option.

                                   ARTICLE 5

                             SHARES SUBJECT TO PLAN

     The maximum number of shares of Common Stock that may be issued under the Plan is two hundred thousand (200,000) (as may be adjusted in accordance with ARTICLES 11 and 12 hereof). All Stock Options granted under the Plan shall be designated as non-qualified stock options. Shares of Common Stock to be issued under the Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares of Common Stock previously subject to Stock Options that are forfeited, terminated, or settled in cash in lieu of Common Stock, or expired unexercised shall immediately become available for grants of Stock Options under the Plan.

     During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

                                   ARTICLE 6

                                  OPTION PRICE

     The Option Price for any share of Common Stock which may be purchased under a Stock Option shall be One Hundred Percent (100%) of the Fair Market Value of the share on the Date of Grant.

                                   ARTICLE 7

                           OPTION PERIOD; FORFEITURE

     No Stock Option granted under the Plan may be exercised at any time after the end of its Option Period.

     The Option Period for each Stock Option will terminate on the first of the following to occur:

          (a) 5 p.m. on the seventh anniversary of the Date of Grant;

          (b) 5 p.m. on the date which is one (1) year following the Participant's Termination of Service as a Director due to death or Total and Permanent Disability;

          (c) 5 p.m. on the date that is two (2) years following the Participant's Termination of Service as a Director due to Retirement; provided that any installment not vested and exercisable on the Participant's Retirement shall terminate and be forfeited on such date; or

          (d) 5 p.m. on the date that is thirty (30) days after any other Termination of Service as a Director; provided that any installment not vested and exercisable on the date of such Termination of Service as a Director shall terminate and be forfeited on such date.

                                   ARTICLE 8

                               EXERCISE OF OPTION

     Stock Options may be exercised during the Option Period. Stock Options may be exercised at such times and in such amounts as provided in this Plan and the applicable Stock Option Agreements, subject to the terms, conditions, and restrictions of the Plan.

     In no event may a Stock Option be exercised or shares of Common Stock be issued pursuant to a Stock Option if a necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Stock Option may be exercised for a fractional share of Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

     Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares of Common Stock to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) any other form of consideration that is acceptable to the Committee in its sole discretion.

     Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.

                                   ARTICLE 9

                          AMENDMENT OR DISCONTINUANCE

     Subject to the limitations set forth in this ARTICLE 9, the Board may at any time and from time to time, without the consent of the Participants, suspend or discontinue the Plan in whole or in part. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies and regulations.

     Subject to the forgoing, any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Stock Options theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Stock Option Agreement. In the event of any such amendments to the Plan, the holder of any Stock Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Stock Option Agreement relating thereto within such reasonable time as the Committee shall specify in such request. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this ARTICLE 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Stock Options theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE 10

                           STOCKHOLDER APPROVAL; TERM

     Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Stock Options hereunder is in all respects subject to the approval of the Plan by the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval. Stock Options may be granted under the Plan prior to the time of stockholder approval. Any such Stock Options granted prior to such stockholder approval shall be subject to such stockholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on January 31, 2010, but Stock Options granted before such date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 11

                              CAPITAL ADJUSTMENTS

     If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

          (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being issued under the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so issued.

          (ii) Appropriate adjustments shall be made in the number of shares of Common Stock subject to purchase pursuant to Stock Options to be granted under ARTICLE 4 of the Plan, to the end that Stock Options to purchase the same proportion of the Company's issued and outstanding shares of Common Stock shall be granted under ARTICLE 4.

          (iii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

     Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

     Upon the occurrence of each event requiring an adjustment with respect to any Stock Option, the Company shall mail to each Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

                                   ARTICLE 12

                   RECAPITALIZATION, MERGER AND CONSOLIDATION

     12.1 General. The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     12.2 Adjustment; Company Survives. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.

     12.3 Adjustment; Company Does Not Survive. In the event of any reorganization, merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Options that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving, resulting or consolidated company which were distributed or are to be distributed to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, the Committee, in its sole discretion, may cancel all such Stock Options as of the effective date of any such reorganization, merger, consolidation, share exchange or of any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase, during the thirty (30) day period next preceding such effective date, of all of the shares of Common Stock subject to such outstanding Stock Options.

     12.4 Notice of Adjustment. Upon the occurrence of each event requiring an adjustment of the Option Price or the number of shares of Common Stock purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail to each Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

                                   ARTICLE 13

                           LIQUIDATION OR DISSOLUTION

     In case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices then in effect with respect to each Stock Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

     14.1 Assignability. No Stock Option granted under this Plan shall be assignable or otherwise transferable by the Participant (or his or her authorized legal representative) during the Participant's lifetime and, after the death of the Participant, other than by will or the laws of descent and distribution or as provided below in this ARTICLE 14. All or a portion of a Stock Option granted to a Participant may be assigned by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to
Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, and (y) subsequent transfers of transferred Stock Options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 12, 13 and 14 hereof the term "Participant" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Stock Options shall be exercisable by the transferee only to the extent and for the periods specified in the Plan and the Stock Option Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Stock Option of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Stock Option that has been transferred by a Participant under this Section 14.1.

     14.2 Investment Intent. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment purposes and not with a view to their distribution.

     14.3 No Employment Relationship. Each Participant is not an Employee of the Company. Nothing herein shall be construed to create an employer-employee relationship between the Company and the Participant.

     14.4 Stockholders' Rights. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

     14.5 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted a Stock Option to purchase Common Stock of the Company or any other rights except as may be evidenced by a Stock Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

     14.6 Indemnification of Board and Committee. No current or previous member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all such members of the Board and the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise.

     14.7 Restrictions. This Plan, and the granting and exercise of Stock Options hereunder, and the obligation of the Company to sell and deliver Common Stock under such Stock Options, shall be subject to all applicable foreign and United States laws, rules and regulations, and to such approvals on the part of any governmental agencies or stock exchanges or transaction reporting systems as may be required. No Common Stock or other form of payment shall be issued with respect to any Stock Option unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any regulatory authority having jurisdiction over the securities of the Company. Unless the Stock Options and Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising a Stock Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof. If any provision of this Plan is found not to be in compliance with such rules, such provision shall be null and void to the extent required to permit this Plan to comply with such rules. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or quoted, and any applicable federal, foreign and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

     14.8 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

     14.9 Tax Requirements. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued upon exercise of Stock Options granted under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the

Participant or by the Company's withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

     14.10 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Stock Options granted under this Plan shall constitute general funds of the Company.

                            [MAP FOR ANNUAL MEETING]

PROXY

                           COMMERCIAL METALS COMPANY
                             7800 STEMMONS FREEWAY
                              DALLAS, TEXAS 75247

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder(s) of Commercial Metals Company hereby appoint(s) A. Leo Howell, Stanley A. Rabin and Marvin Selig, or any of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote and act for the undersigned at the 2000 Annual Meeting of Stockholders of Commercial Metals Company to be held on Thursday, January 27, 2000, at 10:00 a.m., Central Standard Time in the Thompson Auditorium, Cityplace Center, 2711 North Haskell Avenue, Dallas, Texas, and any adjournment, continuation, or postponement of the meeting, according to the number of votes which the undersigned is now, or may then be, entitled to cast, hereby revoking any proxies previously executed by the undersigned for the meeting.

All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. The undersigned instructs such proxy holders or their substitutes to vote as specified below on the proposals set forth in the Proxy Statement.

             PLEASE MARK, DATE AND SIGN THIS PROXY ON REVERSE SIDE
--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED              Please mark
SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.                    your vote as   [X]
                                                                                                              indicated in
                                                                                                              this example.

1. ELECTION OF DIRECTORS                          NOMINEES: ALBERT A. EISENSTAT, ANTHONY A. MASSARO

       FOR all nominees            WITHHOLD       INSTRUCTION: To withhold authority to vote for any
       listed except as            AUTHORITY      individual nominee, write that nominee's name in
        marked to the           to vote for all   the space provided below.
           contrary             nominees listed

             [ ]                      [ ]         --------------------------------------------------        I PLAN TO ATTEND
                                                                                                               THE MEETING.     [ ]

2. APPROVAL OF THE 1999 NON-EMPLOYEE                 3. RATIFICATION OF APPOINTMENT OF DELOITTE       4. IN THEIR DISCRETION, THE
DIRECTOR STOCK OPTION PLAN.                          & TOUCHE LLP AS INDEPENDENT AUDITORS FOR         PROXIES ARE AUTHORIZED TO VOTE
                                                     THE FISCAL YEAR ENDING AUGUST 31, 2000.          UPON SUCH OTHER BUSINESS AS
                                                                                                      MAY PROPERLY COME BEFORE THE
                                                                                                      MEETING.

    FOR      AGAINST      ABSTAIN                         FOR      AGAINST      ABSTAIN
    [ ]        [ ]          [ ]                           [ ]        [ ]          [ ]

                                                                                               Dated
                                                                                                     ------------------------------

                                                                                               ------------------------------------
                                                                                                            Signature

                                                                                               ------------------------------------
                                                                                                 Second Signature If Held Jointly

                                                                                               When shares are held by joint
                                                                                               tenants, both should sign. When
                                                                                               signing as attorney, executor,
                                                                                               administrator, trustee, or guardian,
                                                                                               please give full title as such. If a
                                                                                               corporation, please sign in full
                                                                                               corporate name by President or
                                                                                               other authorized officer. If a
                                                                                               partnership, please sign in the
                                                                                               partnership name by authorized
                                                                                               person.

                                                                                               PLEASE MARK, DATE AND RETURN PROXY
                                                                                               CARD PROMPTLY USING THE ENCLOSED
                                                                                               ENVELOPE.

------------------------------------------------------------------------------------------------------------------------------------
                                                      * FOLD AND DETACH HERE *